www.TractorSupply.com

TRACTOR SUPPLY COMPANY REPORTS THIRD QUARTER RESULTS
Earnings per Share Increased 4.7% to $0.67
Sales Increased 4.5% to $1.54 Billion
Comparable Store Sales Decreased 0.6%

Brentwood, TN, October 19, 2016 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retail store chain in the United States, today announced financial results for its third quarter ended September 24, 2016.

Third Quarter Results
Net sales for the third quarter 2016 increased 4.5% to $1.54 billion from $1.48 billion in the third quarter of 2015. Comparable store sales decreased 0.6% versus a 2.9% increase in the prior year’s third quarter. Comparable average ticket decreased 1.1% while comparable store transaction counts remained positive with an increase of 0.5%, representing the 34th consecutive quarter of transaction count growth. Comparable store sales were strongest in the West and Southeast regions and weakest in Midwest, South Central and Northeast regions.

As previously reported in the Company’s Business Update press release on September 7, 2016, the Company believes that economic conditions in the energy producing and agricultural markets negatively impacted consumer spending primarily in the Midwest and South Central regions. Additionally, lower demand for pre-season cold weather and heating related products negatively impacted sales primarily in the Northeast region. On a category basis, the Company continued to see strong demand for many everyday basic items, with the Livestock and Pet category generating a mid-single digit comparable store sales increase.

Gross profit increased 4.5% to $535.3 million from $512.2 million in the prior year’s third quarter and gross margin remained flat to prior year at 34.7%. The Company’s ongoing margin initiatives offset a negative shift in the mix of products sold and the impact of incremental sales driving initiatives. Freight expense did not have a significant impact on the quarter. Lower diesel fuel prices and container costs as well as a reduction in outbound stem miles were offset by higher inbound and outbound costs related to mix and higher lane costs.

Selling, general and administrative (SG&A) expenses, including depreciation and amortization, increased 5.4% to $393.3 million from $373.0 million in the prior year period. As a percent of net sales, SG&A increased to 25.5% compared to 25.3% in the third quarter of 2015. The increase as a percentage of net sales was primarily attributable to the decline in comparable store sales and the incremental costs associated with the Company’s new distribution facilities. These increases were partially offset by strong expense control and lower year-over-year incentive compensation as a percentage of net sales.

Net income increased 2.4% to $89.4 million from $87.3 million and diluted earnings per share increased 4.7% to $0.67 from $0.64 in the third quarter of the prior year.

The Company opened 34 new stores and closed one store, a Del’s store, in the third quarter of 2016 compared to 30 new store openings and three store closures, two of which were Del’s stores, in the prior year period.

Greg Sandfort, Chief Executive Officer, stated, “Our third quarter sales performance was significantly influenced by economic headwinds in our energy and agricultural markets and lower pre-season demand for cold weather and heating products. We do not believe the current trends are the result of significant changes in the competitive landscape or market share. During this more challenging environment, our teams are focused on driving sales and managing controllable items such as inventory and expenses. Over the long-term, we remain focused on enhancing our merchandise offerings, systems, people and processes to better meet the evolving needs of our customers, drive profitable growth and return value to our shareholders.”

First Nine Months Results
Net sales increased 6.2% to $4.86 billion from $4.58 billion in the first nine months of 2015. Comparable store sales increased 1.1% versus a 4.7% increase in the first nine months of 2015. Gross profit increased 6.1% to $1.68 billion from $1.58 billion and gross margin remained flat to prior year at 34.5%.

Selling, general and administrative expenses, including depreciation and amortization, increased 6.7% to $1.2 billion, and increased as a percent of sales to 24.3% compared to 24.1% for the first nine months of 2015.

Net income increased 5.0% to $313.5 million from $298.7 million and diluted earnings per share increased 6.9% to $2.33 from $2.18 for the first nine months of 2015.

The Company opened 92 new stores and closed five stores, all of which were Del’s stores, in the first nine months of 2016 compared to 88 new store openings and five store closures, three of which were Del’s stores during the first nine months of 2015.

Fiscal 2016 Outlook
As previously stated in the Company’s Business Update press release dated September 7, 2016, the Company has updated its guidance for the expected results of operations in fiscal 2016. A summary of the fiscal 2016 outlook is as follows:

Net Sales	$6.70 billion - $6.75 billion
Comparable Store Sales	1.0% - 1.7%
Net Income	$432 million - $438 million
Earnings per Diluted Share	$3.22 - $3.26
Capital Expenditures	$235 million - $245 million

Included in this forecast are additional expenses related to the first year of operations for the new Casa Grande, Arizona distribution center. The forecast also considers the impact of the additional 53rd week in fiscal 2016. Anticipated capital expenditures include spending to support 113 new store openings. The Company is not adjusting its outlook for fiscal 2016 as a result of the Petsense acquisition as the impact of the transaction, including Petsense’s results of operations and acquisition and integration costs, is not expected to have a material impact on operating results for the year.

Conference Call Information
Tractor Supply Company will be hosting a conference call at 5:00 p.m. Eastern Time today to discuss the quarterly results. The call will be broadcast simultaneously over the Internet on the Company’s website at IR.TractorSupply.com.

Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast.

A replay of the webcast will also be available at IR.TractorSupply.com shortly after the conference call concludes.

About Tractor Supply Company
At September 24, 2016, Tractor Supply Company operated 1,575 stores in 49 states. The Company’s stores are focused on supplying the lifestyle needs of recreational farmers and ranchers and others who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located primarily in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, livestock, pet and small animal products, including items necessary for their health, care, growth and containment; (2) hardware, truck, towing and tool products; (3) seasonal products, including heating, lawn and garden items, power equipment, gifts and toys; (4) work/recreational clothing and footwear; and (5) maintenance products for agricultural and rural use.

Forward Looking Statements
As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding sales and earnings growth, estimated results of operations, capital expenditures, marketing, merchandising and strategic initiatives and new store and distribution center openings and expenses in future periods. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include, without limitation, national, regional and local economic conditions affecting consumer spending, the timing and acceptance of new products in the stores, the timing and mix of goods sold,  purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, failure of an acquisition to produce anticipated results, the ability to successfully manage expenses and execute key gross margin enhancing initiatives, the availability of favorable credit sources, capital market conditions in general, the ability to open new stores in the manner and number currently contemplated, the impact of new stores on the business, competition, weather conditions, the seasonal nature of the business, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of information systems or theft of employee or customer data, ongoing and potential future legal or regulatory proceedings, management of the Company’s information systems, failure to develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of supply chain technologies, effective tax rate changes and results of examination by taxing authorities, the ability to maintain an effective system of internal control over financial reporting, and changes in accounting standards, assumptions and estimates. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(Financial tables to follow)

Condensed Consolidated Statements of Income
(Unaudited)
(in thousands, except per share amounts)

	THIRD QUARTER ENDED				NINE MONTHS ENDED
	September 24, 2016		September 26, 2015		September 24, 2016		September 26, 2015

		% of		% of		% of		% of
		Sales		Sales		Sales		Sales
Net sales	$1,542,706	100.0%	$1,475,645	100.0%	$4,863,037	100.0%	$4,579,897	100.0%
Cost of merchandise sold	1,007,432	65.3	963,397	65.3	3,184,097	65.5	2,997,724	65.5
Gross profit	535,274	34.7	512,248	34.7	1,678,940	34.5	1,582,173	34.5

Selling, general and administrative expenses	357,592	23.2	342,891	23.2	1,076,180	22.1	1,014,209	22.1
Depreciation and amortization	35,662	2.3	30,149	2.1	103,296	2.1	90,744	2.0

Operating income	142,020	9.2	139,208	9.4	499,464	10.3	477,220	10.4
Interest expense, net	1,110	0.1	782	—	4,145	0.1	2,480	—

Income before income taxes	140,910	9.1	138,426	9.4	495,319	10.2	474,740	10.4
Income tax expense	51,466	3.3	51,114	3.5	181,782	3.7	176,057	3.9
Net income	$89,444	5.8%	$87,312	5.9%	$313,537	6.5%	$298,683	6.5%

Net income per share:
Basic	$0.67		$0.64		$2.35		$2.20
Diluted	$0.67		$0.64		$2.33		$2.18

Weighted average shares outstanding:
Basic	133,392		135,525		133,529		135,997
Diluted	134,256		136,741		134,509		137,292

Dividends declared per common share outstanding	$0.24		$0.20		$0.68		$0.56

Condensed Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015

Net income	$89,444	$87,312	$313,537	$298,683

Other comprehensive income (loss):
Change in fair value of interest rate swap, net of taxes	251	—	(1,111)	—
Total other comprehensive income (loss)	251	—	(1,111)	—
Total comprehensive income	$89,695	$87,312	$312,426	$298,683

Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	September 24, 2016	September 26, 2015
ASSETS
Current assets:
Cash and cash equivalents	$55,507	$51,352
Inventories	1,489,934	1,414,562
Prepaid expenses and other current assets	67,980	64,822
Income taxes receivable	16,335	—
Total current assets	1,629,756	1,530,736

Property and equipment:
Land	94,362	86,197
Buildings and improvements	906,624	750,170
Furniture, fixtures and equipment	556,276	489,088
Computer software and hardware	209,218	172,443
Construction in progress	50,173	85,531
Property and equipment, gross	1,816,653	1,583,429
Accumulated depreciation and amortization	(893,488)	(774,772)
Property and equipment, net	923,165	808,657

Goodwill	10,258	10,258
Deferred income taxes	53,192	72,543
Other assets	19,362	18,392

Total assets	$2,635,733	$2,440,586

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$484,014	$527,143
Accrued employee compensation	17,625	27,449
Other accrued expenses	199,327	192,335
Current portion of long-term debt	10,000	—
Current portion of capital lease obligations	1,294	540
Income taxes payable	—	18,255
Total current liabilities	712,260	765,722

Long-term debt	283,781	190,000
Capital lease obligations, less current maturities	26,246	10,746
Deferred rent	91,681	82,905
Other long-term liabilities	57,025	53,953
Total liabilities	1,170,993	1,103,326

Stockholders’ equity:
Common stock	1,359	1,351
Additional paid-in capital	661,665	576,175
Treasury stock	(1,645,482)	(1,381,041)
Accumulated other comprehensive loss	(1,111)	—
Retained earnings	2,448,309	2,140,775
Total stockholders’ equity	1,464,740	1,337,260

Total liabilities and stockholders’ equity	$2,635,733	$2,440,586

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	NINE MONTHS ENDED
	September 24, 2016	September 26, 2015
Cash flows from operating activities:
Net income	$313,537	$298,683
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	103,296	90,744
Loss on disposition of property and equipment	219	115
Share-based compensation expense	17,326	14,837
Excess tax benefit of stock options exercised	(11,637)	(16,994)
Deferred income taxes	2,002	(22,799)
Change in assets and liabilities:
Inventories	(205,559)	(299,112)
Prepaid expenses and other current assets	19,530	1,622
Accounts payable	56,765	156,320
Accrued employee compensation	(25,059)	(9,607)
Other accrued expenses	2,626	882
Income taxes	(6,384)	22,813
Other	7,336	5,950
Net cash provided by operating activities	273,998	243,454
Cash flows from investing activities:
Capital expenditures	(167,161)	(163,468)
Proceeds from sale of property and equipment	366	371
Net cash used in investing activities	(166,795)	(163,097)
Cash flows from financing activities:
Borrowings under senior credit facility	695,000	525,000
Repayments under senior credit facility	(550,000)	(335,000)
Debt issuance costs	(1,380)	—
Excess tax benefit of stock options exercised	11,637	16,994
Principal payments under capital lease obligations	(823)	(318)
Repurchase of shares to satisfy tax obligations	(843)	(2,998)
Repurchase of common stock	(215,692)	(243,956)
Net proceeds from issuance of common stock	37,421	36,354
Cash dividends paid to stockholders	(90,829)	(76,215)
Net cash used in financing activities	(115,509)	(80,139)
Net change in cash and cash equivalents	(8,306)	218
Cash and cash equivalents at beginning of period	63,813	51,134
Cash and cash equivalents at end of period	$55,507	$51,352

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$3,445	$1,694
Income taxes	184,817	175,485

Supplemental disclosures of non-cash activities:
Property and equipment acquired through capital lease	$10,493	$6,434
Non-cash accruals for construction in progress	17,727	23,731

Selected Financial and Operating Information
(Unaudited)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015
Sales Information:
Comparable store sales increase	(0.6)%	2.9%	1.1%	4.7%
New store sales (% of total sales)	5.3%	5.3%	5.2%	5.7%
Average transaction value	$43.07	$43.48	$44.21	$44.53

Comparable store average transaction value increase	(1.1)%	(0.9)%	(0.9)%	0.5%
Comparable store average transaction count increase	0.5%	3.8%	2.0%	4.3%
Total selling square footage (000’s)	25,404	23,538	25,404	23,538
Exclusive brands (% of total sales)	32.3%	32.0%	32.3%	32.4%
Imports (% of total sales)	11.2%	11.2%	11.6%	11.4%

Store Count Information:
Beginning of period	1,542	1,438	1,488	1,382
New stores opened	34	30	92	88
Stores closed	(1)	(3)	(5)	(5)
End of period	1,575	1,465	1,575	1,465

Pre-opening costs (000’s)	$2,850	$3,027	$7,666	$7,585

Balance Sheet Information:
Average inventory per store (000’s) (a)	$877.4	$893.7	$877.4	$893.7
Inventory turns (annualized)	3.01	3.04	3.13	3.23
Share repurchase program:
Cost (000’s)	$108,786	$119,416	$215,692	$243,956
Average purchase price per share	$77.17	$86.61	$80.47	$85.57

Capital Expenditures (millions):
New and relocated stores and stores not yet opened	$32.0	$30.2	$88.0	$66.9
Existing stores	15.6	6.4	37.4	13.8
Information technology	13.4	8.7	30.7	20.8
Distribution center capacity and improvements	5.1	21.1	10.9	61.3
Corporate and other	0.1	0.1	0.2	0.7
Total	$66.2	$66.5	$167.2	$163.5

(a) Assumes average inventory cost, excluding inventory in transit.